eMagin Corporation PRESS RELEASE

eMagin Corporation Appoints Grant Thornton LLP as Independent Accountants

September 23, 2002

Hopewell Junction, NY. - eMagin Corporation (AMEX: EMA) today announced that it has engaged Grant Thornton LLP as its new independent accountants, effective immediately. eMagin's former independent accountants were Arthur Andersen LLP until the relationship was terminated in June 2003. This appointment follows a careful selection process and was approved by the Audit Committee of the Board of Directors and eMagin's management.

Grant Thornton is the leading global accounting, tax, and business advisory firm dedicated to serving the needs of middle-market companies. Founded in 1924, Grant Thornton serves public and private middle-market clients through 51 offices in the United States, and in more than 650 offices in 109 countries through Grant Thornton International. Grant Thornton's Web site address is www.grantthornton.com.

About eMagin Corporation

A leading developer of virtual imaging technology, eMagin combines integrated circuits, OLED microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. eMagin provides near-eye microdisplays which can be incorporated in products such as viewfinders, digital cameras, video cameras and personal viewers for cell phones as well as headset-application platforms which include mobile devices such as notebook and sub-notebook computers, wearable computers, portable DVD systems, games and other entertainment. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its Hudson Valley campus in East Fishkill, N.Y. Wearable and mobile computer headset/viewer system design and full-custom microdisplay system facilities are located at its wholly owned subsidiary, Virtual Vision, Inc., in Redmond, WA. URL: http://www.emagin.com

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the company, or any other person, that such forward-looking statements will be achieved. The business and operations of each company are subject to substantial risks which increase the uncertainty inherent in forward-looking

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statements.   We  undertake  no  duty  to  update  any  of  the  forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.